UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2021

ANDINA ACQUISITION CORP. III

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38785	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Calle 113 # 7-45 Torre B, Oficina 1012 Bogotá, Colombia
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 235-0430

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, one right and one redeemable warrant	ANDAU	The Nasdaq Stock Market LLC
Ordinary Shares, par value $0.0001 per share	ANDA	The Nasdaq Stock Market LLC
Rights, each to receive one-tenth (1/10) of one ordinary share	ANDAR	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for ordinary shares at a price of $11.50 per share	ANDAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 5, 2021, Andina Acquisition Corp. III (the “Company”) received a notice (the “Notice”) from the Staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the Staff’s determination, the Company is not in compliance with Nasdaq Listing Rules 5620(a) and 5810(c)(2)(G) because the Company did not hold an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year end or by December 31, 2020 (the “Annual Meeting Requirement”). The Company is required to submit to Nasdaq a plan to regain compliance for the Staff’s consideration no later than February 19, 2021.

The Company intends to timely submit a compliance plan for the Staff’s review. If the Staff accepts the plan, the Staff may grant the Company an extension of up to 180 calendar days from the date of the Notice, or until June 29, 2021 (the “Extension Period”), to evidence compliance with the Annual Meeting Requirement. If the Staff does not accept the Company’s plan, the Company may request a hearing, at which hearing it would present its plan to a Nasdaq Hearings Panel and request the continued listing of its securities on Nasdaq pursuant to and pending the completion of such plan. During the pendency of the hearing process, the Company’s securities would continue to be listed on Nasdaq.

The Company plans to hold its 2020 annual meeting of shareholders on January 27, 2021 and anticipates regaining compliance with the Annual Meeting Requirement during the Extension Period. However, there can be no assurance that the Company’s plan to regain compliance will be accepted by the Staff or the Company will be able to comply with the Annual Meeting Requirement within the Extension Period even if the Staff accepts the Company’s plan to regain compliance and grants an extension.

Forward-Looking Statements

The information above includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein are forward-looking statements. These forward-looking statements may be identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, and it is possible that the results described in this release will not be achieved. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified in this release or as disclosed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Factors that could cause actual results to differ from the Company’s expectations include uncertainties relating to the ability of the Company to cure any delinquencies in compliance with Nasdaq listing rules; risks relating to the substantial costs and diversion of personnel’s attention and resources due to these matters; and other factors described in the Company’s filings with the SEC. As a result of these factors, actual results may differ materially from those indicated or implied by forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2021	ANDINA ACQUISITION CORP. III

	By:	/s/ Julio Torres
	Name:	Julio Torres
	Title:	Chief Executive Officer